Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62013, 333-41376, 333-43486, 333-100574, 333-106310, 333-116733, 333-116734, 333-127057, 333-135360) of Churchill Downs Incorporated of our report dated March 12, 2007 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

Louisville, Kentucky
March 12, 2007